EXHIBIT 99

Deutsche Bank Conference Call
Friday, Sept. 6, 2002; 10 a.m. Central
Kerry Preete
Final:  Sept. 5, 2002, 3:15 p.m.


Good morning to everyone, and thanks to John for arranging this conference call. I'd like to open our conversation this morning by providing you with an update and outlook for our U. S. business. I'll cover the breadth of our integrated solutions - from Roundup to seeds and traits.

Before we start, however, Monsanto's legal counsel has asked that I refer you to the Safe Harbor language in our most recent 10-Q and an 8-K we filed this morning. My comments will include forward-looking statements, and actual results may be materially different.

When you look at where we've been this year, and where we expect to be in 2003, you have to start with weather. As most of you know, this has been an unusual weather season. The Plains have had no relief from the drought all year, while the Midwest went from a deluge of rain in the spring, to drought conditions by July.

As I travel throughout the country, the corn and soybean crops are in some of the worst shape I've ever seen. Particularly in the western regions, many farmers are not taking their corn to market, and instead are using it for feed - or silage - or are turning it under and taking crop insurance. Their choice is either to try their hand at winter wheat, or take their chances again next spring on corn.

Generally, yields are expected to be down, with commodity pricing improving as a result. Overall, we're expecting U.S. corn acreage next year to be flat to slightly up. Soybean acreage should be flat, driven as much by provisions in the new Farm Bill as by current conditions. Cotton should recover some next year, again because of favorable Farm Bill payments.

These market and weather conditions affected the Roundup business in the first half of the year, and will determine how the second half of the year plays out. While the overall glyphosate market is growing this year, it is doing so at a lower rate than we and others originally projected. As you know, the dry weather in the Midwest and Plains states reduced the use of Roundup over the top of Roundup Ready crops and in fallow markets in the Plains. We've been affected by this loss of sales in the over-the-top business, and by market share loss, primarily in the more price-sensitive pre-plant or burn down market.

It's still early to predict how the post-harvest market will play out, given that this is the beginning of the harvesting season. We're pleased with our position in some of the key post-harvest markets, such as our RT Master product for use in wheat. That said, weather conditions in the next few weeks will truly drive the strength of that market, and could hurt if the drought continues, especially in the Plains.

By year-end, we expect to see sales volumes matched to the amount of product used by the farmer - you often hear us call that POG, or pounds on the ground. Pricing for the total year - as it was for the first half -- will continue to reflect the mix effect of lower priced Roundup brands in pre-plant applications and RT Master in wheat. We continue to expect our market share to be at or near the 80 percent range overall for the year. We'll have a somewhat higher share in the over-the-top market, where our high-value Roundup UltraMax remains the product of choice by growers.

When you get to this point in the year in the U.S. market, however, the sales force really turns its attention to the next growing season. For 2003, we're going all out with the introduction of WeatherMAX -- our next generation in the Roundup family.

Weather Max is a new, patented formulation designed to serve the high-value end of the market, and will be our flagship product in the over-the-top market. It's both a different and less expensive way of making Roundup, and it's a unique, proprietary formulation. WeatherMax is more highly concentrated, which fits very well with our bulk tank distribution system. It also allows the retailer to be able to have more product on hand in the same amount of space. It also makes handling more convenient. This is critical in the June-July timeframe when the spraying is fast and furious.

WeatherMax also addresses two critical farmer needs. First, it's designed to provide superior rain fastness. If a farmer sprays Weather Max on his field, it can rain just 30 minutes later, and the Roundup will have already moved into the roots of the plant to kill the weed. The next best product on the market, which is our Ultra Max, has a one-hour rain fast guarantee.

Second, WeatherMax performs under adverse weather conditions. By adverse, I mean it's too hot, too cold, too dry, too wet and the like. All of these can have an effect on any herbicide's performance. Farmers tell us that roughly 75 percent of the time they're spraying in conditions that are less than ideal. With WeatherMax, they get better performance in all types of spraying conditions. While this may not seem like much of a benefit on the surface, if you're a farmer faced with spraying over 1,000 acres in one day, you put a premium on the convenience and flexibility of not having to wait for the "perfect" conditions to spray AND on getting maximum performance in less than ideal weather.

Retailers, as they use up their Ultra Max, will convert to Weather Max, in preparation for the spring season. This is a typical planning pattern for ag distributors and retailers. A number of farmers and retailers did trials with Weather Max this year, and the feedback was very positive. In fact, the level of interest is greater than it was for UltraMax because of the improvements in performance.

Weather Max will allow us to maintain the umbrella of pricing on the Roundup family, and will be priced comparable to the price on UltraMax this year. Weather Max also will enhance our Roundup Rewards program, as farmers will now get improved performance guarantees.

If I could turn now to seeds and traits, we feel very good about our performance this year and how that will play into next year's growing season. Like Roundup, we're entering the time when growers are beginning to make their choices about the seeds and traits they'll use in 2003.

On the seed side, our corn seed business gained roughly 2 points of market share in 2002. Two factors contributed to this gain: One, we've made significant improvements in the quality of our genetics. Farmers are getting better quality, better yielding seeds with our DeKalb and Asgrow brands because of the changes we've made through the integration of our seed businesses and the application of our R&D power to our breeding efforts. Two, we have more traits in our branded corn than ever before. This year, roughly 65 percent of our total branded corn seed contained a biotech trait.

Our soybean seeds held the 2-point market share gain we made in 2001 in a season when overall soybean acreage was down. More than 95 percent of the branded soybeans we sell today contain the Roundup Ready trait. For both corn and soybeans, we've made these market share improvements while either holding prices flat or increasing them.

Indications are that our total biotech acreage in the United States this year will be up by more than 5 percent, with continued gains in Roundup Ready soybeans, and very nice growth in Roundup Ready corn, over 50 percent. The stacked growth was at similar rates, which is very important because it upgrades our margin per acre.

We're very excited about Roundup Ready corn, which by all indications will grow significantly again in 2003. The product just flat out performs, and grower acceptance is reflecting that. Growers are seeing the same benefits from Roundup Ready corn that they saw in Roundup Ready soybeans in terms of efficacy, cost savings, flexibility and ease of use. In a recent focus group, one farmer noted that by planting both Roundup Ready corn and Roundup Ready soybeans, he only has to load his sprayer once to treat both fields.

There is real value in the simplicity of using only one herbicide in a season. This year roughly half of the farmers who planted Roundup Ready corn are using only Roundup as their herbicide treatment. In 2003, our branded corn seed will be predominantly Monsanto's NK603 event, rather than the trait we had been licensing from Aventis.

Although we're at the top of the penetration curve for Roundup Ready soybeans, we expect that we'll continue to see single-digit percentage growth. Cotton is also highly penetrated, but high insect pressure this year is likely to boost our Bollgard technology. Corn farmers also saw a high infestation from the corn borer, which should benefit YieldGard sales.

Finally from a trait perspective, our field sales force is anxious to have our new YieldGard corn rootworm product and our Bollgard II second-generation trait for cotton available to sell. Final EPA approvals are still pending on both products.* Upon approval, we'll have limited seed available, but would expect a high rate of adoption for both traits. Both products are several years ahead of any competitive offerings.

In summary, 2002 was marked by a year of healthy competition and unhealthy weather conditions. Competition will remain a constant pressure in 2003, and weather is likely to affect someone, somewhere. That said, the prospects for our technologies remain amongst the best in the industry. It's our innovation, our quality and our commitment to the customer that have made us the preferred supplier to growers, distributors and retailers. As a point of pride, I might add that for the third year in a row, growers and retailers named us the top provider of agricultural. It's especially in tough years like 2002 that these relationships pay off.

With that, I'd like to turn the call over to questions. John, would you like to start?


* YieldGard corn rootworm and Bollgard II are not yet registered for use. It is a violation of federal law to offer for sale, distribute or sell unregistered products. These comments do not constitute an offer of sale.